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                                                                   Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-4 of our report dated June 5, 1997, appearing in the Form 8-K of Cardinal Health, Inc. dated June 10, 1997, for the year ended June 30, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Columbus, Ohio
July 3, 1997